December 14, 1995
                               PERINI CORPORATION

                              AMENDED AND RESTATED

                           CONSTRUCTION BUSINESS UNIT

                           INCENTIVE COMPENSATION PLAN


1.       PURPOSE

                  This incentive plan is designed to encourage profitable performance at the Business Unit level and to reward and recognize those who directly affect and contribute to the achievement of specifically targeted profit levels. It is anticipated that by tying incremental compensation to operating performance over which the Participants have a substantial degree of influence, the Plan will promote higher levels of productivity and additional profits for the Company's stockholders. It is also designed to tie all business unit Participants to the overall performance of the Corporation and to provide a portion of their incremental compensation from how well the Corporation meets its targets.

                  In order to accomplish the objective of increased productivity and corporate profitability, the Plan has been designed to meet the following criteria:

                  - That there be a bonus available to Managers and other key Business Unit personnel that is directly related to predetermined levels of profit.

                  - That outstanding achievement will result in outstanding reward, i.e., the more profit earned, the more Bonus key personnel will receive, subject to overall Plan limitations.

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2.       DEFINITIONS

              For  Plan  purposes,   except  where  the  context   otherwise
         indicates, the following terms shall have the meanings which follow:

              "Base   Salary"  shall  mean  the  annual  base  salary  of  a
         Participant as reported on such Participant's W-2 Form, inclusive of a "gross up" for 401K and group insurance deductions but exclusive of overtime compensation, housing or travel allowances, bonuses, deferred compensation or other special compensation of any kind.


              "Beneficiary" shall mean the person or persons, who may be designated by a Participant from time to time in writing to the Committee, and who shall receive the Bonus, if the Participant dies.


              "Board" shall mean the Board of Directors of the Corporation.


              "Bonus" shall mean stock issued or cash paid to a Participant.

              "Bonus Period" shall mean a period, generally a fiscal year, over which performance will be measured as determined by the Committee. "Business
Unit" shall mean a construction division or subsidiary of the Company or its subsidiaries designated as a construction business unit by the Committee. "CEO" shall mean the Chief Executive Officer of the Company. "Committee" shall mean the Compensation Committee, or such other Committee of the Board, which shall be designated by the Board to administer the Plan. The Committee shall be composed of such number of directors as from time to time are appointed to serve by the Board. Each member of the Committee, while

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serving as such, shall also be a member of the Board and shall be a disinterested person within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

              "Company" shall mean Perini Corporation and its consolidated subsidiaries.

              "Corporation" shall mean Perini Corporation and its consolidated subsidiaries.

              "Fair Market Value" shall mean, with respect to any given Payment Date, the average of the last reported sale of Stock as reported by the American Stock Exchange Composite Tape for the five (5) consecutive business days immediately preceding the first (1st) business day prior to the Payment Date.

              "Participant" shall mean an individual designated as a participant hereunder by the CEO with the approval of the Committee. Such individual shall be a participant at the construction business unit level.

              "Payment Date" shall mean the date in any year the Bonus is paid to the Participant with respect to performance during the prior year, which will generally be on or before April 14 of the year following the Bonus Period in which the Bonus is earned.

              "Performance Goal" shall mean such Bonus Period objective or objectives as determined by the Committee. Such objective or objectives shall be Pretax Profits and/or such other performance indicators of the business unit's results during a Bonus Period, which may involve establishment of predetermined ranges of Pretax Profits with a bonus pool calculated based upon a percentage of actual Pretax Profits achieved as set forth in Schedule A(I) with such schedule subject to review by the Committee annually. In the case of the Corporate Performance goal, a minimum earnings per

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share result and/or other minimum hurdle required to qualify for bonus payments will be applied consistent with the minimum earnings per share result and/or other minimum hurdle required by the Perini Corporation Corporate General Incentive Compensation Plan in each year and payment under this segment of the plan will be made as indicated in Schedule A(II).

              "Plan" shall mean the Perini Corporation Amended and Restated Construction Business Unit Incentive Compensation Plan as set forth herein and as amended from time to time.

              "Pretax Profit - Business Unit" shall mean the contribution to corporate earnings after deduction for all business unit expenses, including, without limitation, general and administrative expenses (including general and administrative expenses allocated from general corporate overhead and "in-house" service departments), over- or under-absorbed equipment costs, over-or under-absorbed payroll fringes, interest income or expense (including imputed interest), bonuses payable under the Company's Project Management Incentive Plan and 401K plan expenses, but prior to provision for taxes and for Bonuses under this Plan.

              "Pretax Profit - Corporation" shall mean pretax earnings of the corporation, after Bonuses for Corporate and Business Unit performance.

              "Stock" shall mean the common stock of the Company having a par value of $1.00 per share.

3.       ADMINISTRATION

                  (a) The Compensation Committee, or such other Committee of the Board of Directors designated by the Board, shall administer the Plan. The administration of the Plan shall include the power to: (i) approve Participants participation in the Plan, (ii) establish Performance goals, (iii) determine if and when any Bonuses shall be paid, (iv) pay out any Bonuses, in cash or Stock or a combination thereof, as the Committee shall determine from year to year, (v) determine the amount, which may be calculated utilizing the allocations established in accordance with Section 6 hereof, and the form of the Bonus, and if deemed appropriate to adjust targets or payments to reflect special achievements for which no bonus would, by strictest adherence to the plan, be due or to adjust actual results to be used for bonus performance measures in the event of one- time-only or unusual charges or additions to earnings such as special write-offs or extraordinary gains. (vi) impose, and change from time to time, the maximum amounts or percentages payable under the Plan, (vii) construe and interpret the Plan, and (viii) establish rules and regulations and to perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan. Any decision made, or action taken, by the Committee, arising out of, or in connection with, the interpretation and administration of the Plan shall be final and conclusive.

                  (b) Until such time as the Committee makes a determination to make payment of the incentive compensation hereunder with respect to the actual results compared to the Performance Goals for the immediately preceding Bonus Period, no Participant shall have any vested right to receive any amount which might be calculated as payable pursuant to the Plan. Furthermore, for any Bonus Period and up until the Payment

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Date,  the  Committee  may  cancel  any  Bonuses  awarded  under  the  Plan if a
Participant conducts himself or herself in a manner which the Committee determines to be inimical to the best interests of the Company.

4.       ELIGIBILITY

                  (a) Eligibility to participate under the Plan is limited to individuals who are managers and key employees at the Company's construction Business Unit level whose duties and responsibilities provide them the opportunity to (i) make a material and significant impact to the financial performance of the Company; (ii) have major responsibility in the control of the business unit assets; and (iii)
         provide critical staff support necessary to enhance operating profitability.

                  (b) Eligibility and designated levels of participation will be determined by the CEO subject to Committee approval. Such eligibility and level of participation may be revised and updated from time to time up until July 31 of the Bonus Period, and thereafter only for unusual circumstance. The fixing of eligibility and level of participation shall not create any vested right in any participant to receive a bonus hereunder.

                  (c) A Participant may have responsibilities at levels other than at the Business Unit level and therefore qualify to receive a bonus, if any, based on the performance of such other level under another plan of the Company. The Committee, as it deems fair and equitable in its sole discretion, shall apportion such Participant's Base Salary between such pools for purposes of determining such Participant's Bonus allocation.

                  (d) Eligible Participants who are transferred during the Bonus Period may have their Bonus pro-rated, based on their normal Base Salary charged to the business unit level or other level within the Company during such Bonus Period.

5.       RESERVATION OF STOCK FOR ISSUANCE

                  After the end of each Bonus Period but prior to the Payment Date applicable for such Bonus Period, the Board shall reserve for issuance, from authorized but unissued Stock or reacquired shares of Stock held in Treasury, such number of shares of Stock sufficient to pay that portion, if any, of the Bonus to be paid in Stock under the Plan as may be determined for such year in accordance with subsection 3(a)(iv) hereof for the immediately preceding Bonus Period; provided, however, the aggregate number of shares of Stock issued and reserved for issuance under the Plan shall not violate the rules or regulations of any stock exchange (including but not limited to any rule requiring stockholder approval for the issuance of Stock hereunder) on which the Stock is listed or any governmental authority having jurisdiction thereunder.

6.       EARNING THE BONUS

              The Bonus to be earned will depend on the following factors:

              (a) 75% of the bonus earned will be based on Achievement of Business Unit Pretax Profit as established in
                            Section 7 and Schedule A.

              (b) 25% of the bonus earned will be based on Achievement of Corporate Pretax Profit, as described in Section 2.

              The total payout will be limited by the amount established from the Business Unit Bonus Pool.


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7.       ESTABLISHMENT OF THE BONUS POOL

                  For each Bonus Period, the pool to be established for the determination of Bonuses (the "Bonus Pool") shall be the lower of a percentage, subject to a maximum of 10%, of the applicable business unit's Pretax Profits as determined by the Committee in its sole discretion or $1000 per point based on the aggregate number of Participants' points. Such percentages and levels of Pretax Profits will be reviewed annually and may be revised by the CEO subject to Committee approval. The initial Performance Goals for the construction Business Units and the resulting Bonus Pool percentages are as set forth in Schedule A annexed hereto.

8.       ALLOCATION OF BONUS POOL

                  (a) The number of points to which the Participant is entitled is determined by multiplying the Participant's Base Salary, in thousandths, by the Point Factors assigned to his or her level of participation as set forth in Schedule B annexed hereto. For example, a Level IV Participant earning $66,000 will have 33 points [66 (Base Salary in thousandths) x .50 (Point Factor assigned to Level IV) = 33].

                  (b) The total number of points awarded to all Participants is divided into the available Bonus Pool to determine the "dollar value per point", subject to a maximum of $1,000 per point.

                  (c) The amount of a Participant's Bonus is then determined by multiplying the number of points to which the Participant is entitled by the "dollar value per point".

                  (d) Up to 25% of each Participant's Bonus may be (i) reallocated to previously established pool Participants on a basis other than the initial salary points assigned, or (ii) reduced by such amount, at the discretion of the CEO, subject to Committee approval. This reallocation to other Participants may result in such other Participants earning Bonuses of greater than $1,000 per point, subject to a maximum of one times the Participant's Base Salary. In the event of reallocation, the amount of the total Bonus Pool may not exceed $1,000 multiplied by the total points assigned to such Business Unit.

9.       PAYMENT OF BONUSES

                  (a) If approved by the Committee, payment of the cash portion of any Bonus under the Plan shall be made on the Payment Date. Bonuses may be paid in cash or Stock or any percentage of cash and Stock as the Committee shall determine in its sole discretion.

                  (b) If any portion of the Bonus is to be paid in Stock, on the Payment Date, or as soon thereafter as practical, the Participant shall be issued a certificate registration in his or her name, for the number of shares of Stock which would result by dividing the dollar value of that portion of the Participant's Bonus to be received in Stock by the Fair Market Value with respect to the Payment Date. No fractional shares will be issued. Cash will be paid in lieu of any fractional shares.

                  (c) Payment of 75% of the bonus pool calculated in accordance with Sections 7 and 8 under this plan will be paid out based on the achievement of Business Unit Pretax Profit Targets and 25% of the bonus pool calculated in accordance with Sections 7 and 8 under this plan will be paid out based on the achievement of the Corporate Pretax Profit Target.

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10.      TERMINATION OF EMPLOYMENT

                  In the event a Participant ceases to be employed by the Company or any subsidiary Company of the Company:

                  (a) Due to normal retirement, or early retirement with Committee consent, under a formal plan or policy of the Company, or total and permanent disability, as determined by the Committee, or death, Participant's eligibility, pro rata, shall continue to remain in effect for the duration of the applicable Bonus Period. In the event of such a termination of employment, the Participant, or her or his Beneficiary, on the Payment Date, shall receive the Participant's pro rated Bonus for the applicable Bonus Period.

                  (b) In the event that a Participant shall cease to be an employee of the Company or any subsidiary corporation of the Company upon the occurrence of any other event, participant's eligibility under the Plan shall be cancelled and terminated forthwith, and no Bonuses shall be payable under the Plan except as and to the extent the Committee may determine otherwise.

                  (c) For purposes of the preceding, it shall not be considered a termination of employment when a Participant is placed by the Company or subsidiary company of the Company on military or sick leave or such other type of leave of absence, for a period of six months or less, which is considered as continuing intact the employment relationship of the Participant. For any such leave extending beyond six months the Committee shall decide whether and when there has been a termination of employment.


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11.      ADJUSTMENTS

                  If there shall be any change in the Stock subject to the Plan through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares subject to the Plan to reflect such changes, if and to the extent determined by the Committee, whose determination shall be conclusive.

12.      AMENDMENT AND TERMINATION OF PLAN

                  The Board may, at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interests of the Company.

13.      GOVERNMENT AND OTHER REGULATIONS

                  The obligation of the Company to issue, or transfer and deliver shares for Bonuses under the Plan shall be subject to all applicable laws, regulations, rules and orders which shall then be in effect.

14.      UNFUNDED PLAN

                  The Plan, insofar as it provides for payments, shall be unfunded and the Company shall not be required to segregate any assets which may at any time be subject to Bonuses under the Plan. Any liability of the Company to any person with respect to any award under this Plan shall be based solely upon any contractual obligations which may be created under this Plan.


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15.      MISCELLANEOUS PROVISIONS

                  (a) Right to Continued Employment: No person shall have any claim or right to be granted a Bonus under the Plan, and the grant of a Bonus under the Plan shall not be construed as giving any Participant the right to be retained in the employ of the Company or any subsidiary company of the Company and the Company expressly reserves the right at any time to dismiss a Participant with or without cause, free from any liability, or any claim under the Plan.

                  (b) Non-Transferability: Except by will or the laws of descent and distribution, no right or interest of any Participant in the Plan shall be assignable or transferable and no right or interest of any Participant shall be liable for, or subject to, any lien, obligation or liability of such Participant.

                  (c) Withholding Taxes: The Company shall have the right to withhold from cash payments sufficient amounts to cover tax withholding for income and employment taxes, and if the amount of cash payment is insufficient, the Company may require the Participant to pay to it the balance required to be withheld. Likewise, the Company may require a payment to cover applicable withholding for income and employment taxes in the event any part of the Bonus is paid in Stock.

                  (d) Plan Expenses: Any expenses of administering this Plan shall be borne by the Company.

                  (e) Legal Considerations: No person, including a Participant, or his or her Beneficiary, shall have any claim or right to the payment of an award, if, in the opinion of counsel for the Company, such payment does not comply with legal requirements, or

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         is opposed to governmental public policy.

                  (f) Other Plans: Nothing contained herein shall prevent the Company from establishing other incentive and benefit plans in which Participants in the Plan may also participate. However, any amounts paid to a Participant with respect to Bonuses under the Plan shall not affect the level of benefits provided to or received by any Participant (or his or her estate or Beneficiary) as part of any other employee benefit plan of the Company.

                  (g) No Warranty of Tax Effect: No opinion shall be deemed to be expressed or warranties made as to the effect for federal, state or local tax purposes of any Bonuses.

                  (h) Construction of Plan: The place of administration of the Plan shall be in the Commonwealth of Massachusetts, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Massachusetts.



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                                   Schedule A


                           Calculation of Bonus Pools


I.       Contributions to Pretax Profits* by Construction's


           Building          Heavy           Bonus Pool
        Business Units   Business Units     Percentages**
        --------------   --------------     -------------

      <= $ 1,999,000   <= $ 2,999,000             0%
           2,000,000        3,000,000             2%
           2,500,000        4,000,000             3%
           3,000,000        5,000,000             4%
           3,500,000        6,000,000             5%
           4,000,000        7,000,000             6%
           4,500,000        8,000,000             7%
           5,000,000        9,000,000             8%
           5,500,000       10,000,000             9%
        >= 6,000,000    >= 11,000,000            10%
                                                ----


* Pretax Profits falling within the above specified levels will result in a Bonus Pool percentage based upon straightline interpolation between the specified levels. For example, building construction's contribution of $2,225,000 to Pretax Profits will result in a Bonus Pool equal to 2.5% of the Pretax Profits.

** Represents percentages applied to Pretax Profits to determine amount in Bonus Pool, subject to maximum bonus pool limitation of $1000 per point.


II. The payout of the 25% based on Corporate Pretax Profits will be as follows:

         75-79% of Corporate  Performance  Goal = 10% of bonus (2 1/2% of total)
         80-84% of Corporate Performance Goal = 35% of bonus (8 3/4% of total) 85-89% of Corporate Performance Goal = 75% of bonus (18 3/4% of total) 90% + of Corporate Performance Goal = 100% of bonus (25% of total)



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                                   Schedule B


                    Participant's Level of Participation and
                              Related Point Factors



                                 Point Factor
                                   Assigned
                                   --------

Level I                              1.00
Level II                             0.75
Level III                            0.60
Level IV                             0.50
Level V                              0.40
Level VI                             0.25


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